Exhibit 99.1
ITEM 1. BUSINESS
Statistical Disclosures
     The following supplemental statistical disclosures are presented as a result of our acquisition of 22 retail banking branches from Fremont Investment & Loan and the commencement of CapitalSource Bank’s operations on July 25, 2008 (“commencement date”). This information is prepared in accordance with Industry Guide 3 and Staff Accounting Bulletin Topic 11-K.
     The financial data for the year ended December 31, 2008 comprised information from CapitalSource Inc. for the entire year and CapitalSource Bank for the period from the commencement date through December 31, 2008. Financial data as of and for the years ended December 31, 2007, 2006, 2005 and 2004 do not include any information from CapitalSource Bank.
     For purposes of the following statistical disclosures, we determined separate disclosure of foreign data was unnecessary because they are not material in relation to the domestic activities of our operations for all years presented in the consolidated financial statements. In addition, certain amounts as of and for the years ended December 31, 2007, 2006, 2005 and 2004 have been reclassified from previous years’ presentations to conform to the current year presentation.
Table 1. Distribution of Assets, Liabilities, and Shareholders’ Equity
     The following table summarizes our consolidated average balances, including the related interest earned from interest-earning assets, interest expensed on interest-bearing liabilities and the resulting average interest yields and rates for the years ended December 31, 2008, 2007 and 2006.
     For the year ended December 31, 2008, the average balances were calculated using daily amounts throughout the entire year, even though CapitalSource Bank commenced operations on July 25, 2008. This allows for the average yields (rates) to be presented on an annual basis.

	December 31,
	2008			2007			2006
		Interest	Avg		Interest	Avg		Interest	Avg
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	(Expense)	Rate	Balance	(Expense	Rate	Balance	(Expense)	Rate
				($ in thousands)
Interest-earning assets:
Cash and cash equivalents	$1,346,552	$23,738	1.76%	$560,440	$21,181	3.78%	$492,768	$18,073	3.67%
Marketable securities, available-for-sale(3)	199,813	7,395	3.71%	—	—	N/A	—	—	N/A
Mortgage related receivables, net	1,921,538	94,485	4.92%	2,166,728	127,330	5.88%	2,022,035	115,546	5.71%
Mortgage-backed securities pledged, trading	2,190,775	122,181	5.58%	3,815,471	212,869	5.58%	2,678,471	147,308	5.50%
Commercial real estate “A” Participation Interest, net	700,973	54,226	7.74%	—	—	N/A	—	—	N/A
Loans(1)(2)	9,604,619	931,028	9.69%	8,959,621	1,074,598	11.99%	6,932,389	902,669	13.02%
Investments(3)	43,090	8,526	16.04%	44,038	4,293	9.75%	44,217	3,360	7.59%
Other assets	8,651	128	1.48%	644	27	4.19%	641	62	9.67%

Total interest-earning assets	16,016,011	$1,241,707	7.75%	15,546,942	$1,440,298	9.26%	12,170,521	$1,187,018	9.75%

Non interest-earning assets	1,588,962			1,265,706			422,350

Total assets	$17,604,973			$16,812,648			$12,592,871

Interest-bearing liabilities:
Deposits	$2,207,210	$76,245	3.45%	$—	$—	N/A	$—	$—	N/A
Repurchase agreements	2,374,890	85,458	3.60%	3,771,977	198,610	5.27%	2,737,289	138,460	5.06%
Credit facilities	1,781,486	125,197	7.03%	2,808,230	188,543	6.71%	2,901,227	183,203	6.31%
Term debt	6,240,744	300,723	4.82%	6,003,040	369,476	6.15%	3,947,727	240,242	6.09%
Other borrowings	1,646,530	111,420	6.77%	1,473,251	107,610	7.30%	823,836	59,761	7.25%

Total interest-bearing liabilities	14,250,860	$699,043	4.91%	14,056,498	$864,239	6.15%	10,410,079	$621,666	5.97%

Non interest-bearing liabilities	409,518			280,292			153,475

Total liabilities	14,660,378			14,336,790			10,563,554
Shareholders’ equity	2,944,595			2,475,858			2,029,317

Total liabilities and shareholders’ equity	$17,604,973			$16,812,648			$12,592,871

(1)	For the years ended December 31, 2008, 2007 and 2006, interest income from outstanding loans included loan fees of $133.1 million, $162.4 million and $170.5 million, respectively.

(2)	The average principal amounts of non-accrual loans have been included in the average loan balances to determine the average yield earned on loans. For the years ended December 31, 2008, 2007 and 2006, the average principal balances of non-accrual loans were $231.7 million, $162.1 million and $156.4 million, respectively.

(3)	The average yields for investment securities available-for-sale were calculated based on the amortized costs of the individual securities and do not reflect any changes in fair value, which were recorded in accumulated other comprehensive income (loss) in our audited consolidated balance sheets. The average yields for investment securities held-to-maturity have also been calculated using amortized cost balances.
     The following table presents the average total interest-earning assets, net interest-earnings and net yield on interest-earning assets for the years ended December 31, 2008, 2007 and 2006.

	Year Ended December 31,
	2008	2007	2006
		($ in thousands)
Average total interest-earning assets	$16,016,011	$15,546,942	$12,170,521
Net interest-earnings(1)	$542,664	$576,059	$565,352
Net yield on interest-earning assets(2)	3.39%	3.71%	4.65%

(1)	Net interest-earnings is defined as the difference between total interest income and total interest expense.

(2)	Net yield on interest-earning assets is defined as net interest earnings divided by average total interest-earning assets.
Table 2. Interest Income/Expense Variance Analysis
     The following table presents the changes in interest income, interest expense and net interest income for the years ended December 31, 2008 and 2007, as a result of changes in volume, changes in interest rates or both. Volume and interest rate variances have been calculated based on movements in average balances over the period and changes in interest rates on average interest-earning assets and average interest-bearing liabilities. Changes due to a combination of volume and interest rates were allocated proportionally to the absolute change in volume and interest rates.

	2008 Compared to 2007			2007 Compared to 2006
	(Decrease) Increase			(Decrease) Increase
	Due to Changes in:		Net	Due to Changes in:		Net
	Rate	Volume	Change	Rate	Volume	Change
			($ in thousands)
Interest income:
Cash and cash equivalents	$(15,671)	$18,228	$2,557	$565	$2,543	$3,108
Marketable securities, available-for-sale	N/A	7,395	7,395	N/A	—	—
Mortgage related receivables, net	(19,399)	(13,446)	(32,845)	3,348	8,436	11,784
Mortgage-backed securities pledged, trading	(77)	(90,611)	(90,688)	2,157	63,404	65,561
Commercial real estate “A” Participation Interest, net	N/A	54,226	54,226	N/A	—	—
Loans	(216,880)	73,310	(143,570)	(75,638)	247,567	171,929
Investments	4,327	(94)	4,233	946	(13)	933
Other assets	(27)	128	101	(37)	2	(35)

Total (decrease) increase in interest income	(247,727)	49,136	(198,591)	(68,659)	321,939	253,280

Interest expense:
Deposits	N/A	76,245	76,245	N/A	—	—
Repurchase agreements	(52,145)	(61,007)	(113,152)	5,879	54,271	60,150
Credit facilities	8,445	(71,791)	(63,346)	11,337	(5,997)	5,340
Term debt	(82,893)	14,140	(68,753)	2,764	126,470	129,234
Other borrowings	(8,274)	12,084	3,810	417	47,432	47,849

Total (decrease) increase in interest expense	(134,867)	(30,329)	(165,196)	20,397	222,176	242,573

Net (decrease) increase in net interest income	$(112,860)	$79,465	$(33,395)	$(89,056)	$99,763	$10,707

     Certain selected ratios associated with our financial information are included in Item 6, Selected Financial Data.
Table 3. Investment Portfolio
     The following table presents the outstanding book values of our trading and investment securities held as of December 31, 2008, 2007 and 2006.

	December 31,
	2008	2007	2006
		($ in thousands)
Trading securities:
Agency mortgage-backed securities	$1,489,291	$4,030,180	$3,476,424

Securities available-for-sale:
Agency debt obligations(1)	$495,337	$—	$—
Agency mortgage-backed securities	142,236	—	—
Non-Agency mortgage-backed securities	377	4,518	34,155
Other debt securities	2,416	5,318	5,952
Corporate debt securities	38,972	3,000	15,000
Equity securities	213	473	6,569

Total securities available-for-sale (2)	$679,551	$13,309	$61,676

Securities held-to-maturity:(3)
Commercial mortgage-backed securities	$14,389	$—	$—

(1)	Agency debt obligations include discount notes, callable notes, and debt notes issued by various Government-Sponsored Enterprises (“GSEs”).

(2)	As of December 31, 2008, 2007, and 2006, $36.8 million, $13.3 million, and $61.8 million of available-for-sale securities, respectively, are included in investments in our audited consolidated balance sheets and further discussed in Note 8, Marketable Securities and Investments, within our audited consolidated financial statements. The remaining amounts are presented in marketable securities, available-for-sale in our audited consolidated balance sheets.

(3)	Such amounts are included in investments in our audited consolidated balance sheets and further discussed in Note 8, Marketable Securities and Investments, within our audited consolidated financial statements. We did not hold any securities held-to-maturity as of December 31, 2007 and 2006.

     As of December 31, 2008, we held $597.6 million and $1.1 billion of securities issued by Fannie Mae and Freddie Mac, respectively.
Table 4. Investments by Maturity Dates
     The following table presents the carrying amounts, contractual maturities and weighted average yields of our debt securities available-for-sale as of December 31, 2008. Actual maturities of these securities may differ from contractual maturity dates because issuers may have the right to call or prepay obligations. The weighted average yields were calculated based on the amortized costs of the individual securities and do not reflect any changes in fair value, which were recorded in accumulated other comprehensive income (loss) in our audited consolidated balance sheets.

		Due Between	Due Between
	Due in One	One and Five	Five and Ten	Due after Ten
	Year or Less	Years	Years	Years	Total
		($ in thousands)
Debt securities available-for-sale:
Agency debt obligations	$149,945	$345,392	$—	$—	$495,337
Agency mortgage-backed securities	—	142,236	—	—	142,236
Non-Agency mortgage-backed securities	—	—	—	377	377
Other debt securities	—	—	—	2,416	2,416
Corporate debt securities	—	7,922	31,050	—	38,972

Total debt securities available-for-sale	$149,945	$495,550	$31,050	$2,793	$679,338

Weighted average yield	2.77%	4.01%	16.56%	116.21%	4.64%

     As of December 31, 2008, all debt securities held-to-maturity had contractual maturity lives between one and five years and a weighted average yield of 24.49%. The weighted average yield was calculated based on the amortized costs of the individual securities.
     The debt trading securities were not included in this table because these securities are expected to be traded within one year.
Table 5. Loan Balances by Product Type
     The following table presents an analysis of our commercial loan portfolio reflecting the sectors in which our borrowers operated. The loan amounts, which exclude allowances for loan losses and are net of unearned income, were as of December 31 2008, 2007, 2006, 2005 and 2004.

	December 31,
	2008	2007	2006	2005	2004
			($ in thousands)
Commercial(1)	$6,153,773	$6,237,073	$4,912,664	$3,796,912	$2,903,467
Real estate	2,109,233	2,212,406	2,384,210	1,936,402	1,137,112
Real estate — construction	959,428	1,120,578	360,898	91,486	98,843

Total loans	$9,222,434	$9,570,057	$7,657,772	$5,824,800	$4,139,422

(1)	For purpose of this table, commercial loans are either asset-based loans or cash flow loans and exclude loans secured by real estate. Asset-based loans are collateralized by specified assets of the client, generally the client’s accounts receivable and/or inventory. Cash flow loans are made based on our assessment of a client’s ability to generate cash flows sufficient to repay the loan and to maintain or increase its enterprise value during the term of the loan.
     Although our loan portfolio included borrowers from more than 11 industries as of December 31, 2008, we had a high concentration of our loan balances in four industries in particular. The following are the highly-concentrated industries and the respective percentage of loan balances of total loans:

Percentage of
Industries	Total Loans
Health care and social assistance	18%
Accommodation and food services	14%
Finance and insurance	12%
Construction	11%

     The 1,072 loans within these industries are to 679 borrowers located throughout most of the United States (47 states, District of Columbia, and Puerto Rico). The largest loan was $325.0 million, which was 3.5% of total loans. A discussion of our commercial loan portfolio, including further statistical analysis of the commercial loan portfolio, is in the Overview section of Item 1, Business.
Table 6. Loan Balances by Maturities
     The following table presents an analysis of the contractual maturity of our commercial loan portfolio as of December 31, 2008.

		Due After One
	Due One Year or	Year Through	Due After Five
	Less	Five Years	Years	Total
		($ in thousands)
Commercial	$667,735	$4,734,792	$751,246	$6,153,773
Real estate	530,147	1,478,672	100,414	2,109,233
Real estate — construction	684,211	275,217	—	959,428

Total loans	$1,882,093	$6,488,681	$851,660	$9,222,434

Table 7. Sensitivity of Loans to Changes in Interest Rates
     The following table presents the total amount of loans due after one year with predetermined interest rates and floating or adjustable interest rates as of December 31, 2008. Loans with predetermined interest rates are loans for which the interest rate is fixed for the entire term of the loan. All other loans are considered loans with floating or adjustable rates.

	Loans with	Loans with Floating
	Predetermined	or
	Rates	Adjustable Rates	Total
		($ in thousands)
Commercial	$113,243	$5,372,795	$5,486,038
Real estate	206,249	1,372,837	1,579,086
Real estate — construction	—	275,217	275,217

Total loans	$319,492	$7,020,849	$7,340,341

Table 8. Non-performing and Potential Problem Loans
     The following table presents the outstanding balances of our non-performing loans as of December 31, 2008, 2007, 2006, 2005 and 2004. Non-performing loans are loans accounted for on a non-accrual basis, accruing loans which are contractually past due 90 days or more as to principal or interest payments, and other loans under troubled debt restructurings (as defined in Statement of Financial Accounting Standards No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings).
     Loans accounted for on a non-accrual basis are loans on which interest income is no longer recognized on an accrual basis and loans for which a specific provision is recorded for the full amount of accrued interest receivable. We place loans on non-accrual status when we expect, based on judgment, that the borrower will not be able to service its debt and other obligations.
     Troubled debt restructurings are loans that have been restructured as a result of the deterioration in the borrower’s financial position and which we have granted a concession to the borrower that we would not have otherwise granted if those conditions did not exist. Certain conditions to the borrower’s financial position that could result in the restructuring of the loan are economic or legal conditions. Troubled debt restructurings exclude loans that also meet the criteria of loans on a non-accrual basis and loans contractually past-due 90 days or more.

	December 31,
	2008	2007	2006	2005	2004
	($ in thousands)
Loans on non-accrual basis
Commercial	$278,190	$129,505	$140,571	$97,764	$15,615
Real estate	60,621	45,391	50,326	40,288	—
Real estate — construction	52,299	7,896	3,859	—	1,947

Total loans on non-accrual basis	$391,110	$182,792	$194,756	$138,052	$17,562

Accruing loans contractually past-due 90 days or more
Commercial	$6,804	$464	$—	$—	$—
Real estate	23,182	1,703	12,602	77	4,253
Real estate — construction	—	—	1,728	—	—

Total accruing loans contractually past-due 90 days or more	$29,986	$2,167	$14,330	$77	$4,253

Troubled debt restructurings
Commercial	$137,813	$135,820	$63,888	$46,620	$33,470
Real estate	1,371	1,431	13,866	—	—

Total troubled debt restructurings	$139,184	$137,251	$77,754	$46,620	$33,470

Total non-performing loans
Commercial	$422,807	$265,789	$204,459	$144,384	$49,085
Real estate	85,174	48,525	76,794	40,365	4,253
Real estate — construction	52,299	7,896	5,587	—	1,947

Total non-performing loans	$560,280	$322,210	$286,840	$184,749	$55,285

     The gross interest income amounts that would have been recorded for the year ended December 31, 2008 from the non-accrual loans and troubled debt restructurings presented in the table above if such loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the period, were $50.3 million. For the period ended December 31, 2008, interest income amounts earned on such loans that were recorded and included in net income were $32.4 million.
     The following table presents the outstanding balance of our potential problem loans as of December 31, 2008. Potential problem loans are loans that are not considered non-performing loans, as previously discussed, but loans where management is aware of information regarding potential credit problems of our borrowers that leads to serious doubts as to the ability of compliance with loan covenants or defaults by the borrowers. Such non-compliance or defaults could eventually result in the loans being reclassified as non-performing loans ($ in thousands).

With specific allowance on principal
Commercial	$51,201
Real estate	19,964
Real estate — construction	23,538

Total with specific allowance on principal	94,703

Without specific allowance on principal
Commercial	188,714
Real estate	36,618

Total without specific allowance on principal	225,332

Total potential problem loans	$320,035

Table 9. Summary of Loan Loss Experience
     The following table presents the movements in the loan loss allowance according to the industry sectors of our loan portfolio for the years ended December 31, 2008, 2007, 2006, 2005 and 2004. We establish allowances for loan losses in our loan portfolio that represent management’s estimate of probable losses as of the balance sheet date. See additional discussion surrounding the factors, which influence such judgments within Allowance for Loan Losses under the Critical Accounting Estimates section of Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operation.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	($ in thousands)
Balance at the beginning of year	$138,930	$120,575	$87,370	$35,208	$18,025
Charge-offs:
Commercial	(191,911)	(46,314)	(43,399)	(8,680)	(5,650)
Real estate	(64,363)	(8,586)	(4,592)	(3,079)	(2,876)
Real estate — construction	(15,909)	(3,494)	(115)	(1,913)	—

Total charge-offs	(272,183)	(58,394)	(48,106)	(13,672)	(8,526)
Recoveries:
Commercial	1,122	—	—	—	—
Real estate	—	905	—	—	—
Real estate — construction	161	—	100	123	—

Total recoveries	1,283	905	100	123	—

Net charge-offs	(270,900)	(57,489)	(48,006)	(13,549)	(8,526)
Transfers to held for sale	(20,991)	(1,732)	—	—	—
Increase to allowance charged to operations	576,805	77,576	81,211	65,711	25,709

Balance at end of year	$423,844	$138,930	$120,575	$87,370	$35,208

Net charge-offs as a percentage of average loans outstanding	2.8%	0.7%	0.7%	0.3%	0.3%

Table 10. Allocation of the Allowance for Loan Losses
     The following tables present the amount of loan loss allowances allocated to each category of loans and the percentage of our total loan portfolio, as of December 31, 2008, 2007, 2006, 2005, and 2004.

	December 31,
	2008	2007	2006	2005	2004
	($ in thousands)
Allocation by Category
Commercial	$319,842	$109,101	$97,336	$68,273	$27,543
Real estate	72,139	20,821	18,170	19,097	6,193
Real estate — construction	31,863	9,008	5,069	—	1,472

Total loan loss allowance	$423,844	$138,930	$120,575	$87,370	$35,208

% of Total Loan Portfolio by Category
Commercial	66.7%	65.2%	64.2%	65.2%	70.1%
Real estate	22.9%	23.1%	31.1%	33.2%	27.5%
Real estate — construction	10.4%	11.7%	4.7%	1.6%	2.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Table 11. Average Deposits
     The following table presents the average balances and the average interest rates on deposit categories in excess of 10% of average total deposits as of December 31, 2008. There were no deposits held as of December 31, 2007 or 2006.
     The average deposit balances were calculated using daily amounts throughout the entire year, even though CapitalSource Bank commenced operations on July 25, 2008. This allows for the average interest rates to be presented on an annual basis.

	Average Balance	Average Rate
	($ in thousands)
Interest bearing demand deposits	$282,194	2.79%
Time deposits	1,925,016	3.55%

Total deposits	$2,207,210	3.45%

Table 12. Significant Time Deposits
     The following table presents the amount of time certificates of deposit in the amount of $100,000 or more and categorized by time remaining to maturity as of December 31, 2008 ($ in thousands):

Remaining Maturity
Three months or less	$534,179
Three through six months	629,163
Six through twelve months	446,193
Greater than twelve months	14,940

Total	$1,624,475

Table 13. Analysis of Short-term Borrowings
     The following table presents certain our short-term borrowings outstanding and weighted average interest rates for the years ended December 31 2008, 2007 and 2006. Short-term borrowings are borrowings with an original maturity of one year or less. Securities sold under repurchase agreements were our only significant category of short-term borrowings. See additional discussion surrounding the general terms of these securities sold under repurchase agreements in Note 13, Borrowings, within our audited consolidated financial statements.

	Year Ended December 31,
	2008	2007	2006
		($ in thousands)
Securities sold under repurchase agreements:
Balance at year end	$1,499,250	$3,796,396	$3,510,768
Average daily balance during the year	$2,268,868	$3,727,665	$2,737,289
Maximum outstanding month-end balance	$3,780,942	$4,217,086	$3,547,881
Weighted average interest rate during the year	3.5%	5.3%	5.2%
Weighted average interest rate at year end	2.6%	5.1%	5.3%